UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER BOND FUND

PIONEER HIGH YIELD FUND

PIONEER SERIES TRUST II

PIONEER SERIES TRUST III

PIONEER SERIES TRUST IV

PIONEER SERIES TRUST V

PIONEER SERIES TRUST VI

PIONEER SERIES TRUST VII

PIONEER SERIES TRUST VIII

PIONEER SERIES TRUST X

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2025

PIONEER FUNDS

60 State Street

Boston MA 02110

Dear Valued Shareholder:

As you likely know by now, each Pioneer Fund (each a “Fund” and together, the “Funds”) presented a proposal to shareholders to approve the reorganization of each Fund into a corresponding and newly created Fund within the Victory Funds at a Special Shareholder Meeting scheduled and held on March 27, 2025. The newly created Fund was developed for the sole purpose of this reorganization, and each reorganization is part of a larger plan to integrate the advisory businesses of Amundi US and Victory Capital Management Inc.

The Special Shareholder Meeting was scheduled and held and was highly successful as many of the Funds approved their respective reorganization, and shareholders were highly in favor of each reorganization. There were, however, several Funds that did not reach the required participation rate of 50% of the outstanding shares; therefore, the Special Meeting for those Funds was adjourned to April 28, 2025 at 11:00 a.m., to allow those shareholders additional time to participate. Each proxy card enclosed indicates a Fund that has adjourned and is still recording voting instructions for the adjourned Meeting.

ACCORDING TO OUR RECORDS, WE HAVE NOT RECEIVED YOUR PROXY VOTE. Whether you vote For, Against, or Abstain, voting will ensure your shares are represented at the Special Meeting. Please review the proxy material and vote your shares on this important proposal. Remember, your vote is important enough to the outcome of this Special Meeting for us to be reaching out to you.

YOU CAN VOTE USING ONE OF THE CONVENIENT OPTIONS BELOW:

Online: Visit the website indicated on the enclosed proxy card.

Phone: Call the touchtone voting line detailed on the enclosed proxy card or call (800) 488-8095 to speak with a Pioneer representative to place your vote.

Mail: Sign, date, and return the enclosed proxy card in the postage-paid envelope provided.

VOTING IS EASY AND ONLY TAKES A MOMENT OF YOUR TIME. By casting your proxy vote now, you will ensure that your shares are represented at the adjourned Special Meeting of Shareholders to help us get the 50%. Once you vote, all follow-up communications will stop.

Detailed information about the Adjourned Special Meeting of Shareholders and the proposal can be found in the proxy statement, or online at: vote.proxyonline.com/Pioneerfunds/docs

If you have any questions about the proposals or the voting process, you may contact us at (800) 488-8095. Representatives are available 9:00 am to 10:00 pm Eastern Time, Monday through Friday and 10:00 am to 9:00 pm Eastern Time on Saturday.

Thank you for your time and consideration.

Sincerely,

Lisa M. Jones

President and Chief Executive Officer